BLUE DOLPHIN ENERGY COMPANY



PRESS RELEASE

FOR IMMEDIATE RELEASE
March 19, 2010

          BLUE DOLPHIN ENERGY COMPANY RECEIVES NASDAQ DELISTING NOTICE;
                       PLANS TO REQUEST HEARING TO APPEAL

Houston, March 19 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, announced today that it received a notification letter from NASDAQ on March 16, 2010, for failure to meet the per share minimum bid price requirement for continued listing as set forth in Marketplace Rule 5550(a)(2). To appeal the determination and avoid delisting, Blue Dolphin will request a hearing before a NASDAQ Listing Qualifications Panel (the "Panel") prior to March 23, 2010, and expects to have a hearing date scheduled in 30 to 45 days. Pending a decision by the Panel, Blue Dolphin's common stock will remain listed and traded on The NASDAQ Capital Market.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas in the Gulf of Mexico. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
--------
Thomas W. Heath
President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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